Exhibit 99.1

FOR IMMEDIATE RELEASE

July 23, 2013

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Reports Second Quarter Results

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 126-year-old IBERIABANK (www.iberiabank.com), reported operating results for the second quarter ended June 30, 2013. For the quarter, the Company reported income available to common shareholders of $16 million, or $0.53 fully diluted earnings per share. The Company incurred costs to implement previously disclosed earnings improvement initiatives in the second quarter of 2013 equal to $0.16 per share on an after-tax basis. In addition, as announced on April 15, 2013, the results for the second quarter of 2013 were materially affected by increased costs related to the adoption of a new accounting standard ($0.11 per share after-tax). The negative impact of these items on the second quarter of 2013 totaled $7 million on a pre-tax basis, or $0.27 per share on an after-tax basis. Excluding those items, EPS in the second quarter of 2013 was $0.80 per share on a non-GAAP operating basis excluding the adoption of the new accounting standard (refer to press release supplemental table).

Daryl G. Byrd, President and Chief Executive Officer, commented, “The results for the second quarter were generally consistent with our expectations. We experienced the strongest quarterly organic loan growth in our Company’s history. Noninterest bearing deposit volumes continued to climb. Our net interest margin in the second quarter showed significant improvement as expected. Our asset quality and capital position remained stellar. Targeted cost savings are being achieved, though results this quarter were masked by $4 million in one-time branch closure costs that were beyond our expectations. While we originated the third highest quarterly mortgage loan production in our Company’s history, mortgage income was negatively affected by the rapid rise in interest rates and reduced pipeline valuations. Overall, we believe we remain on track to achieve the guidance we projected for the investment community last quarter.”

Highlights for the Second Quarter of 2013 and June 30, 2013:

•

The net interest margin improved 16 basis points on a linked quarter basis to 3.39%. The primary drivers of the margin improvement were yield stability in the investment securities portfolio and loans net of the loss share receivable combined with an improved earning asset mix and a five basis point reduction in the cost of interest bearing deposits. Management stated continued comfort with the previously disclosed net interest margin guidance range of 3.30% to 3.35% through the fourth quarter of 2013.

•

The Company’s profitability improvement initiatives are currently expected to achieve aggregate annual run-rate benefits of approximately $21 million, of which 92% are targeted expense reductions. In the second quarter of 2013, implementation costs were $7 million, approximately $4 million greater than initially projected, due primarily to higher branch closing costs than initially forecasted. Implementation costs for the remainder of 2013 are projected to total less than $1 million, with approximately $9 million in aggregate pre-tax earnings improvements in the second half of 2013. Full run-rate benefits are expected to be achieved by the first quarter of 2014, resulting in approximately $21 million of annual pre-tax earnings improvements in 2014 and beyond.

•	Gross loan growth was $394 million, or 5%, between quarter-ends (21% annualized rate), excluding loans and other assets covered under FDIC loss share agreements (“Covered Assets”).

•

Total deposits decreased $45 million, or less than 1%, between quarter-ends. Noninterest bearing deposits increased $84 million, or 4% (17% annualized rate), and time deposits decreased $110 million, or 5%, over the period.

•

The Company’s legacy asset quality continued to be strong in the second quarter of 2013. Nonperforming assets (“NPAs”), excluding Covered Assets and impaired loans acquired in acquisitions, equated to 0.86% of total assets at June 30, 2013, compared to 0.83% at March 31, 2013. On that basis, loans past due 30 days or more equated to 1.18% of total loans at June 30, 2013, compared to 1.13% at March 31, 2013. Classified assets excluding Covered Assets decreased $30 million, or 14%, during the second quarter, and decreased from 1.84% of total assets at March 31, 2013, to 1.59% at June 30, 2013.

•

The Company recorded a $2 million loan loss provision in the second quarter of 2013, compared to a $3 million negative loan loss provision in the first quarter of 2013. The provision increase was driven primarily by solid loan growth. Net charge-offs totaled $1.1 million in the second quarter of 2013, or an annualized 0.05% of average loans, compared to 0.06% of average loans in the first quarter of 2013, and 0.07% of average loans over the past six quarters.

•	Capital ratios remained strong. At June 30, 2013, the Company’s tangible common equity ratio was 8.69%, tier 1 common ratio was 11.08%, and total risk based capital ratio was 13.45%.

Table A—Summary Financial Results

	For the Quarter Ended:
Selected Financial Data	6/30/2012	3/31/2013	6/30/2013	% Change
Net Income ($ in thousands)	$12,560	$717	$15,590	2074%

Per Share Data:
Fully Diluted Earnings	$0.43	$0.02	$0.53	2011%
Operating Earnings (Non-GAAP) (1)	0.54	0.86	0.80	-7%
Pre-provision Operating Earnings (Non-GAAP)	0.73	0.66	0.73	10%
Tangible Book Value	37.28	36.93	36.30	-2%

	As of and for the Quarter Ended:			Basis Point
Key Ratios	6/30/2012	3/31/2013	6/30/2013	Change
Return on Average Assets	0.43%	0.02%	0.49%	47 bps
Return on Average Common Equity	3.36%	0.19%	4.09%	390 bps
Return on Average Tangible Common Equity (Non-GAAP)	4.86%	0.55%	5.96%	541 bps
Net Interest Margin (TE) (2)	3.59%	3.23%	3.39%	16 bps
Tangible Efficiency Ratio (TE) (2) (Non-GAAP)	78.2%	102.4%	81.9%	(2,051) bps
Tangible Common Equity Ratio (Non-GAAP)	9.37%	8.75%	8.69%	(6) bps
Tier 1 Leverage Ratio	10.42%	9.37%	9.59%	22 bps
Tier 1 Common Ratio (Non-GAAP)	12.97%	11.39%	11.08%	(31) bps
Total Risk Based Capital Ratio	15.54%	13.80%	13.45%	(35) bps
Net Charge-Offs to Average Loans (3)	0.07%	0.06%	0.05%	(1) bps
Nonperforming Assets to Total Assets (3)	0.84%	0.83%	0.86%	3 bps

	For the Quarter Ended:
Adjusted Selected Key Ratios	GAAP 6/30/2013	Adjustments (4)	Non GAAP 6/30/2013
Return on Average Assets	0.49%	0.12%	0.61%
Return on Average Common Equity	4.09%	0.85%	4.94%
Return on Average Tangible Common Equity (Non-GAAP)	5.96%	1.18%	7.14%
Net Interest Margin (TE) (2)	3.39%	0.17%	3.56%
Tangible Efficiency Ratio (TE)(2) (Non-GAAP)	81.9%	(2.8%)	79.1%

(1)	Excludes the impact of the adoption of the new accounting standard.
(2)	Fully taxable equivalent basis.
(3)	Excluding FDIC Covered Assets and acquired impaired loans.
(4)

Adjusted results exclude the income statement impact of the additional amortization of the Company’s indemnification asset, net of tax where applicable, without adjustment to any balance sheet accounts

Refer to press release supplemental table for a reconciliation of GAAP and non-GAAP measures.

Operating Results

On a linked quarter basis, average earning assets decreased $241 million, or 2%, as average loans and the FDIC receivable increased $89 million, or 1%, average investment securities increased $17 million, or 1%, and other earning assets declined $340 million, or 50%. Also on a linked quarter basis, the average earning asset yield increased 10 basis points, and the cost of interest bearing liabilities decreased seven basis points. As a result, the tax-equivalent net interest margin improved 16 basis points. Tax-equivalent net interest income increased $3.5 million, or 4%, as the improvement in deposit costs and earning asset yields more than offset the decline in average earning assets on a linked quarter basis.

Table B—Quarterly Average Yields/Cost (1)

	For Quarter Ended:			Basis Point
	6/30/2012	3/31/2013	6/30/2013	Change
Investment Securities	2.40%	1.92%	1.92%	(0) bps
Covered Loans, net of loss share receivable	7.44%	5.35%	5.11%	(24) bps
Noncovered Loans	4.68%	4.44%	4.40%	(4) bps

Loans & Loss Share Receivable	4.80%	4.36%	4.35%	(1) bps
Mortgage Loans Held For Sale	3.64%	2.97%	3.17%	20 bps
Other Earning Assets	0.84%	0.52%	0.87%	35 bps

Total Earning Assets	4.20%	3.70%	3.80%	10 bps

Interest Bearing Deposits	0.65%	0.47%	0.42%	(5) bps
Short-Term Borrowings	0.24%	0.19%	0.16%	(3) bps
Long-Term Borrowings	3.07%	3.16%	3.39%	23 bps

Total Interest Bearing Liabilities	0.76%	0.58%	0.51%	(7) bps

Net Interest Spread	3.45%	3.12%	3.29%	17 bps
Net Interest Margin	3.59%	3.23%	3.39%	16 bps

(1)	Earning asset yields are shown on a fully taxable equivalent basis.

The average investment yield was unchanged during the second quarter of 2013 as cash flows from maturing investments were reinvested at higher market rates. During the second quarter of 2013, the Company deployed, on average, approximately $335 million in excess liquidity to fund loan growth.

The covered loan yield (net of loss share receivable amortization) decreased 24 basis points due primarily to lower income and higher balances on the covered loan portfolio. The non-covered loan yield declined four basis points primarily due to four and eight basis point declines in the commercial and consumer loan portfolio yields, respectively.

For the third quarter of 2013, the Company projects the prospective yield on the covered loan portfolio net of the FDIC Indemnification Asset (“IA”) to approximate 4.70% and 5.06% for the full year 2013. The average balance of the net covered loan portfolio is projected to decline approximately $102 million, based on current FDIC loss share accounting assumptions and estimates. Net income on the covered loan portfolio is projected to decline from approximately $12 million in the second quarter of 2013 to approximately $10 million in the third quarter of 2013.

The IA declined $43 million, or 15%, from $284 million at March 31, 2013 to $241 million at June 30, 2013. The portion of the IA collectible from the FDIC decreased $39 million, or 31%, while the collectible portion from OREO and customers declined $3 million, or 2%.

The Company recorded a $2 million loan loss provision in the second quarter of 2013, with net charge-offs of $1 million, or 0.05% of average loans on an annualized basis.

Aggregate noninterest income decreased $2 million, or 5%, on a linked quarter basis. The primary changes in noninterest income on a linked quarter basis were:

•	Decreased gains on the sale of investment securities equal to $2.4 million;

•	Decreased mortgage income of $1.2 million, or 6%; partially offset by

•	Increased title revenue of $0.7 million, or 13%;

•	Increased brokerage commissions of $0.3 million, or 9%; and

•	Increased deposit service charge income of $0.3 million, or 5%.

The $1.2 million decline in mortgage income was the result of lower net valuations of derivatives and mortgage loans held for sale due primarily to the changing interest rate environment. Assets under management at IBERIA Wealth Advisors were $1.1 billion at June 30, 2013.

In the second quarter of 2013, the Company originated $672 million in residential mortgage loans, up $126 million, or 23%, on a linked quarter basis (up $81 million, or 14%, compared to the same quarter last year). The increase in origination volume was consistent with historical seasonal trends. Client loan refinancing opportunities accounted for approximately 31% of mortgage loan applications in the second quarter of 2013, compared to 40% in the first quarter of 2013, and approximately 17% between June 30, 2013, and July 12, 2013. The Company sold $684 million in mortgage loans during the second quarter of 2013, up $68 million, or 11%, on a linked quarter basis. Margins on the sale of mortgage loans declined slightly on a linked quarter basis. The mortgage origination pipeline was approximately $265 million at June 30, 2013, compared to $281 million at March 31, 2013, and was approximately $270 million at July 12, 2013. Mortgage loan repurchases and make-whole payments were approximately $0.3 million in the second quarter of 2013, up slightly compared to the first quarter of 2013.

Noninterest expense decreased $27.5 million, or 19%, on a linked quarter basis. Non-operating expenses declined $28.0 million on a linked quarter basis, comprised of the following changes:

•	Decreased IA impairment of $31.8 million;

•	Decreased FHLB debt extinguishment of $2.3 million; and

•	Decreased merger and conversion-related expense of $0.2 million; partially offset by

•	Increased branch closure cost of $4.6 million;

•	Increased severance expense of $1.6 million; and

•	Increased litigation expenses of $0.2 million.

Excluding the aforementioned non-operating expenses, total expenses were essentially unchanged at $110 million in the second quarter of 2013. Operating expense changes on a linked quarter basis included:

•	Increased mortgage commissions of $1.8 million, or 42%, due to higher mortgage loan production;

•	Decreased occupancy and equipment expense of $0.5 million, or 3%, due to branch closures; and

•	Decreased OREO expenses of $0.6 million, or 62%;

On a linked quarter basis, total headcount at the Company declined by 107 associates on a full-time equivalent basis, or 4%.

Loans

Total loans increased $308 million, or 4%, between March 31, 2013 and June 30, 2013. The loan portfolio associated with FDIC-assisted acquisitions decreased $86 million, or 9%, compared to March 31, 2013. Excluding loans associated with FDIC-assisted transactions, total loans increased $394 million, or 5% (21% annualized rate). Legacy commercial loans increased $288 million, or 5% (which includes $61 million in business banking loan growth, up 9%, or 36% annualized rate), legacy consumer loans increased $56 million, or 3%, and legacy mortgage loans increased $50 million, or 16%, during the quarter. Loan origination and renewal growth during the second quarter of 2013 were strongest in the Houston, New Orleans, Lafayette, Birmingham, and Baton Rouge markets. Loan origination mix in the second quarter of 2013 was 50% fixed rate and 50% floating rate. Loans and commitments originated and/or renewed during the second quarter of 2013 totaled $1.2 billion (up 41% on a linked quarter basis). Energy-related loans outstanding totaled $662 million at June 30, 2013, up $30 million, or 5% compared to March 31, 2013, and equal to approximately 7% of total loans. The Company had no student loans outstanding at June 30, 2013.

Table C—Period-End Loans ($ in Millions)

	Period-End Balances ($ Millions)			% Change			Mix
	6/30/12	3/31/13	6/30/13	Year/Year	Qtr/Qtr	Annualized	3/31/13	6/30/13
Commercial	$4,841	$5,555	$5,843	21%	5%	21%	64%	66%
Consumer	1,470	1,735	1,791	22%	3%	13%	20%	20%
Mortgage	236	301	351	49%	16%	66%	3%	4%

Non-FDIC Loans	$6,547	$7,591	$7,985	22%	5%	21%	87%	90%
Covered Assets	1,190	1,004	918	-23%	-9%	-34%	13%	10%

Total Loans	$7,737	$8,595	$8,903	15%	4%	14%	100%	100%

Deposits

Total deposits decreased $45 million, or less than 1%, from March 31, 2013 to June 30, 2013. Noninterest bearing deposits increased $84 million, or 4%, and equated to 19% of total deposits at June 30, 2013. NOW accounts increased $5 million, or less than 1%, and money market and savings account volume decreased $22 million, or 1%, at June 30, 2013. Time deposits declined $110 million, or 5% between quarter-ends, including $13 million of wholesale time deposits. Period-end deposit growth during the second quarter of 2013 was strongest in the Houston, Birmingham, and Memphis markets.

Table D—Period-End Deposits ($ in Millions)

	Period-End Balances ($ Millions)			% Change			Mix
	6/30/12	3/31/13	6/30/13	Year/Year	Qtr/Qtr	Annualized	3/31/13	6/30/13
Noninterest	$1,651	$1,972	$2,055	24%	4%	17%	19%	19%
NOW Accounts	1,990	2,480	2,485	25%	0%	1%	23%	23%
Savings/MMkt	3,529	4,156	4,134	17%	-1%	-2%	39%	39%
Time Deposits	2,246	2,078	1,968	-12%	-5%	-21%	19%	19%

Total Deposits	$9,416	$10,686	$10,642	13%	0%	-2%	100%	100%

On an average balance and linked quarter basis, noninterest-bearing deposits increased $72 million, or 4% (15% annualized rate), and interest-bearing deposits decreased $138 million, or 2%. The rate on average interest-bearing deposits in the second quarter of 2013 was 0.42%, a decrease of five basis points on a linked quarter basis. Approximately $1.7 billion in time deposits are scheduled to re-price over the next 12 months at a weighted average cost of 0.68%. An additional $0.2 billion in time deposits are scheduled to re-price the following 12 months at a weighted average cost of 1.04%. During the second quarter of 2013, new and re-priced time deposits were booked at an average cost of 0.32%. The Company experienced a time deposit retention rate of 83% in the second quarter of 2013 with an average 25 basis point reduction in rate.

Other Assets And Funding

The Company reduced its excess liquidity position in the second quarter of 2013. Excess liquidity averaged $295 million in the second quarter of 2013, down $335 million, or 53%, on a linked quarter basis. The excess liquidity was used to fund strong loan growth while the investment portfolio remained stable at $2.1 billion on average in the second quarter of 2013. On a period-end basis, the investment portfolio equated to $2.1 billion, or 16% of total assets at June 30, 2013, down slightly compared to 17% at March 31, 2013. The investment portfolio had a modified duration of 3.9 years at June 30, 2013, up compared to 3.1 years at March 31, 2013. The lengthening duration of the investment portfolio was the result of anticipated slowing prepayment speeds as interest rates increased near the end of the second quarter of 2013. At current prepayment speeds, the investment portfolio is projected to cash flow approximately $537 million over the next 18 months, or 26% of the total investment portfolio. The Company estimates that a potential increase in interest rates of 100 and 200 basis points at June 30, 2013 would extend the duration of the investment portfolio by 0.6 and 0.7 years, respectively. The unrealized gain in the portfolio decreased from a $40 million unrealized gain at March 31, 2013, to an $8 million unrealized loss at June 30, 2013. The average yield on investment securities held steady on a linked quarter basis at 1.92% in the second quarter of 2013. The Company holds in its investment portfolio primarily government agency securities. Municipal securities comprised only 10% of total investments at June 30, 2013. The Company holds no sovereign debt or derivative exposure to foreign counterparties.

The Company paid off $90 million in long-term FHLB borrowings near the end of the first quarter of 2013. On a linked quarter basis, average long-term debt decreased $118 million, or 29%, and the cost of debt increased 23 basis points to 3.39%. The cost of average interest bearing liabilities was 0.51% in the second quarter of 2013, a decrease of seven basis points on a linked quarter basis. For the month of June 2013, the average cost of interest bearing liabilities was 0.49%.

Asset Quality

Excluding $444 million in NPAs which were Covered Assets or acquired impaired loans, NPAs at June 30, 2013 were $100 million, up $4 million, or 4%, compared to March 31, 2013. NPAs equated to 0.86% of total assets at June 30, 2013, compared to 0.83% of total assets at March 31, 2013. Loans past due 30 days or more (including nonaccruing loans) increased $8 million, or 10%, and represented 1.18% of total loans at June 30, 2013, up compared to 1.13% at March 31, 2013. Classified assets declined $30 million, or 14%, during the second quarter of 2013.

Table E - Asset Quality Summary

Excludes the impact of all FDIC-assisted acquisitions and acquired impaired loans

	For Quarter Ended:			% or Basis Point Change
($ thousands)	6/30/2012	3/31/2013	6/30/2013	Year/Year		Qtr/Qtr
Nonperforming Assets	$86,501	$96,001	$99,567	15%		4%
Past Due Loans	84,653	85,399	93,872	11%		10%
Classified Assets	200,872	213,589	183,414	-9%		-14%

Nonperforming Assets/Assets	0.84%	0.83%	0.86%	2	bps	3	bps
NPAs/(Loans + OREO)	1.33%	1.27%	1.25%	(8)	bps	(2)	bps
Classified Assets/Total Assets	1.94%	1.84%	1.59%	(35)	bps	(25)	bps
(Past Dues & Nonaccruals)/Loans	1.30%	1.13%	1.18%	(12)	bps	5	bps

Provision For Loan Losses	$4,271	$(3,941)	$3,344	-22%		-185%
Net Charge-Offs/(Recoveries)	1,102	1,170	1,029	-7%		-12%

Provision Less Net Charge-Offs	$3,169	$(5,111)	$2,315	27%		-145%

Net Charge-Offs/Average Loans	0.07%	0.06%	0.05%	(2)		(1)
Allowance For Loan Losses/Loans	1.23%	0.99%	0.84%	(39)		(15)
Allowance for Credit Losses to Total Loans	1.23%	0.99%	0.97%	(26)		(2)

Excluding Covered Assets and acquired impaired loans, troubled debt restructurings at June 30, 2013, totaled $10 million, or 0.13% of total loans (compared to 0.25% of total loans at March 31, 2013). All but $2 million of the Company’s troubled debt restructurings were included in NPAs at June 30, 2013.

Capital Position

The Company maintains favorable capital strength. At June 30, 2013, the Company reported a tangible common equity ratio of 8.69%, down six basis points compared to March 31, 2013. At June 30, 2013, the Company’s preliminary Tier 1 leverage ratio was 9.59%, up 22 basis points compared to March 31, 2013. The Company’s preliminary total risk-based capital ratio at June 30, 2013 was 13.45%, down 35 basis points compared to March 31, 2013. The decline in the risk-based capital ratio was due in part to the deployment of excess liquidity that carried a 0% risk weighting into loans that carried a higher risk weighting.

On October 26, 2011, the Company announced a share repurchase program totaling 900,000 shares of common stock. No shares were repurchased under this program during the second quarter of 2013. A total of 46,692 shares remain under the currently authorized share repurchase program.

At June 30, 2013, book value per share was $50.65, down $0.68 per share compared to March 31, 2013. Tangible book value per share was $36.30, down $0.63 per share compared to March 31, 2013. Based on the closing stock price of the Company’s common stock of $58.73 per share on July 23, 2013, this price equated to 1.16 times June 30, 2013 book value and 1.62 times June 30, 2013 tangible book value per share.

On June 3, 2013, the Company declared a quarterly cash dividend of $0.34 per share. This dividend level equated to an annualized dividend rate of $1.36 per share and an indicated dividend yield of 2.32%.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with 278 combined offices, including 180 bank branch offices and three LPOs in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 21 title insurance offices in Arkansas and Louisiana, mortgage representatives in 65 locations in 12 states, eight locations with representatives of IBERIA Wealth Advisors in four states, and one IBERIA Capital Partners, L.L.C. office in New Orleans.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.” The Company’s market capitalization was approximately $1.7 billion, based on the NASDAQ closing stock price on July 23, 2013.

The following 11 investment firms currently provide equity research coverage on IBERIABANK Corporation:

•	FIG Partners, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods

•	Merion Capital Group

•	Oppenheimer & Co., Inc.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Stephens, Inc.

•	Sterne, Agee & Leach

•	SunTrust Robinson-Humphrey

•	Wunderlich Securities

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Wednesday, July 24, 2013, beginning at 8:00 a.m. Central Time by dialing 1-800-762-4758. The confirmation code for the call is 297018. A replay of the call will be available until midnight Central Time on July 31, 2013 by dialing 1-800-475-6701.

The confirmation code for the replay is 297018. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that are infrequent in nature. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are included as tables at the end of this release. Refer to press release supplemental table for this reconciliation.

Forward Looking Statements

To the extent that statements in this press release and the accompanying PowerPoint presentation relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as the level of market volatility, our ability to execute our growth strategy, including the availability of future FDIC-assisted failed bank opportunities, unanticipated losses related to the integration of, and refinements to purchase accounting adjustments for, acquired businesses and assets and assumed liabilities in these transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in acquisitions, actual results deviating from the Company’s current estimates and assumptions of timing and amounts of cash flows, credit risk of our customers, effects of the on-going correction in residential real estate prices and reduced levels of home sales, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets and economic conditions in these markets, rapid changes in the financial services industry, dependence on our operational, technological, and organizational systems or infrastructure and those of third-party providers of those services, hurricanes and other adverse weather events, the modest trading volume of our common stock, and valuation of intangible assets. These and other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website, http://www.sec.gov, and at the Company’s website, http://www.iberiabank.com, under the heading “Investor Information.” All information in this release and the accompanying PowerPoint presentation is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

Table 1—IBERIABANK CORPORATION

FINANCIAL HIGHLIGHTS

	For The Quarter Ended June 30,			For The Quarter Ended March 31,
	2013	2012	% Change	2013	% Change
Income Data (in thousands):
Net Interest Income	$96,482	$93,172	4%	$92,871	4%
Net Interest Income (TE) (1)	98,878	95,593	3%	95,335	4%
Net Income	15,590	12,560	24%	717	2074%
Earnings Available to Common Shareholders—Basic	15,590	12,560	24%	717	2074%
Earnings Available to Common Shareholders—Diluted	15,297	12,320	24%	697	2094%
Per Share Data:
Earnings Available to Common Shareholders—Basic	$0.53	$0.43	24%	$0.02	2067%
Earnings Available to Common Shareholders—Diluted	0.53	0.43	24%	0.02	2088%
Operating Earnings (Non-GAAP) (2)	0.80	0.54	48%	0.86	(7%)
Book Value	50.65	50.68	(0%)	51.33	(1%)
Tangible Book Value (3)	36.30	37.28	(3%)	36.93	(2%)
Cash Dividends	0.34	0.34	—	0.34	—
Closing Stock Price	53.61	50.45	6%	50.02	7%
Key Ratios: (4)
Operating Ratios:
Return on Average Assets	0.49%	0.43%		0.02%
Return on Average Common Equity	4.09%	3.36%		0.19%
Return on Average Tangible Common Equity (3)	5.96%	4.86%		0.55%
Net Interest Margin (TE) (1)	3.39%	3.59%		3.23%
Efficiency Ratio	84.4%	80.8%		105.5%
Tangible Efficiency Ratio (TE) (1) (3)	81.9%	78.2%		102.4%
Full-time Equivalent Employees	2,611	2,574		2,718
Capital Ratios:
Tangible Common Equity Ratio (Non-GAAP)	8.69%	9.37%		8.75%
Tangible Common Equity to Risk-Weighted Assets	11.03%	13.24%		11.64%
Tier 1 Leverage Ratio	9.59%	10.42%		9.37%
Tier 1 Capital Ratio	12.19%	14.27%		12.54%
Total Risk Based Capital Ratio	13.45%	15.54%		13.80%
Common Stock Dividend Payout Ratio	64.8%	79.9%		N/M
Asset Quality Ratios:
Excluding FDIC Covered Assets and acquired impaired loans
Nonperforming Assets to Total Assets (5)	0.86%	0.84%		0.83%
Allowance for Loan Losses to Loans	0.84%	1.23%		0.99%
Net Charge-offs to Average Loans	0.05%	0.07%		0.06%
Nonperforming Assets to Total Loans and OREO (5)	1.25%	1.33%		1.27%

	For The Quarter Ended		For The Quarter Ended
	June 30,		March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
	End of Period	Average	Average	Average	Average
Balance Sheet Summary (in thousands):
Excess Liquidity (6)	$120,451	$294,544	$629,406	$432,752	$238,203
Total Investment Securities	2,075,298	2,096,166	2,096,229	1,957,542	2,005,975
Loans, Net of Unearned Income	8,903,037	8,748,476	8,543,538	8,384,218	8,016,829
Loans, Net of Unearned Income, Excluding Covered Loans and SOP 03-3	7,938,120	7,753,497	7,454,309	7,212,648	6,810,490
Total Assets	12,823,503	12,881,551	13,075,008	12,692,665	12,182,554
Total Deposits	10,641,718	10,638,478	10,703,883	10,315,944	9,705,957
Total Shareholders’ Equity	1,504,761	1,528,606	1,531,068	1,533,561	1,519,338

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Excludes the impact of the adoption of the new accounting standard.
(3)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(4)	All ratios are calculated on an annualized basis for the period indicated.
(5)	Nonperforming assets consist of nonaccruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(6)	Excess Liquidity includes interest-bearing deposits in banks and fed funds sold, but excludes liquidity sources and uses from off-balance sheet arrangements.
N/M	- Comparison of the information presented is not meaningful given the periods presented.

Table 2—IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands except per share data)

	June 30,			March 31,
BALANCE SHEET (End of Period)	2013	2012	% Change	2013	% Change
ASSETS
Cash and Due From Banks	$227,114	$195,719	16.0%	$183,158	24.0%
Interest-bearing Deposits in Banks	120,451	404,327	(70.2%)	443,358	(72.8%)

Total Cash and Equivalents	347,565	600,046	(42.1%)	626,516	(44.5%)
Investment Securities Available for Sale	1,912,058	1,812,746	5.5%	1,951,548	(2.0%)
Investment Securities Held to Maturity	163,240	188,399	(13.4%)	198,442	(17.7%)

Total Investment Securities	2,075,298	2,001,145	3.7%	2,149,990	(3.5%)
Mortgage Loans Held for Sale	162,031	180,569	(10.3%)	188,037	(13.8%)
Loans, Net of Unearned Income	8,903,037	7,736,512	15.1%	8,594,975	3.6%
Allowance for Loan Losses	(162,903)	(187,285)	(13.0%)	(189,725)	(14.1%)

Loans, Net	8,740,134	7,549,227	15.8%	8,405,250	4.0%
Loss Share Receivable	241,040	469,923	(48.7%)	284,471	(15.3%)
Premises and Equipment	296,988	291,718	1.8%	304,353	(2.4%)
Goodwill and Other Intangibles	427,581	395,919	8.0%	428,522	(0.2%)
Other Assets	532,866	632,571	(15.8%)	564,060	(5.5%)

Total Assets	$12,823,503	$12,121,118	5.8%	$12,951,199	(1.0%)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing Deposits	$2,055,333	$1,651,154	24.5%	$1,971,809	4.2%
NOW Accounts	2,484,824	1,989,876	24.9%	2,480,305	0.2%
Savings and Money Market Accounts	4,133,770	3,529,060	17.1%	4,155,973	(0.5%)
Certificates of Deposit	1,967,791	2,245,830	(12.4%)	2,078,180	(5.3%)

Total Deposits	10,641,718	9,415,920	13.0%	10,686,267	(0.4%)
Short-term Borrowings	—	405,000	(1)	—	—
Securities Sold Under Agreements to Repurchase	289,377	235,768	22.7%	294,156	(1.6%)
Trust Preferred Securities	111,862	111,862	0.0%	111,862	0.0%
Other Long-term Debt	171,623	306,036	(43.9%)	211,184	(18.7%)
Other Liabilities	104,162	151,492	(31.2%)	123,660	(15.8%)

Total Liabilities	11,318,742	10,626,078	6.5%	11,427,129	(0.9%)
Total Shareholders’ Equity	1,504,761	1,495,040	0.7%	1,524,070	(1.3%)

Total Liabilities and Shareholders’ Equity	$12,823,503	$12,121,118	5.8%	$12,951,199	(1.0%)

BALANCE SHEET (Average)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
ASSETS
Cash and Due From Banks	$219,344	$220,746	$212,404	$192,891	$188,260
Interest-bearing Deposits in Banks	294,544	629,406	432,752	236,653	294,171
Investment Securities	2,096,166	2,096,229	1,957,542	2,005,975	2,048,001
Mortgage Loans Held for Sale	170,620	178,387	212,432	182,543	135,273
Loans, Net of Unearned Income	8,748,476	8,543,538	8,384,218	8,016,829	7,592,677
Allowance for Loan Losses	(183,783)	(245,384)	(196,634)	(180,798)	(173,023)
Loss Share Receivable	268,700	384,319	411,328	448,746	508,443
Other Assets	1,267,484	1,267,767	1,278,623	1,279,715	1,223,299

Total Assets	$12,881,551	$13,075,008	$12,692,665	$12,182,554	$11,817,101

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing Deposits	$2,010,263	$1,937,890	$1,928,361	$1,773,302	$1,640,327
NOW Accounts	2,488,721	2,464,922	2,207,032	2,023,769	1,985,248
Savings and Money Market Accounts	4,113,671	4,170,123	3,935,675	3,701,947	3,524,641
Certificates of Deposit	2,025,823	2,130,948	2,244,876	2,206,939	2,313,176

Total Deposits	10,638,478	10,703,883	10,315,944	9,705,957	9,463,392
Short-term Borrowings	77	500	9,239	121,957	27,857
Securities Sold Under Agreements to Repurchase	294,712	292,448	262,027	245,486	245,401
Trust Preferred Securities	111,862	111,862	111,862	113,905	111,862
Long-term Debt	181,884	300,071	312,190	324,923	313,451
Other Liabilities	125,932	135,176	147,842	150,988	151,036

Total Liabilities	11,352,945	11,543,940	11,159,104	10,663,216	10,312,999
Total Shareholders’ Equity	1,528,606	1,531,068	1,533,561	1,519,338	1,504,102

Total Liabilities and Shareholders’ Equity	$12,881,551	$13,075,008	$12,692,665	$12,182,554	$11,817,101

Table 3—IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands except per share data)

	For The Three Months Ended
	June 30,			March 31,
INCOME STATEMENT	2013	2012	% Change	2013	% Change
Interest Income	$108,177	$109,283	(1.0%)	$106,416	1.7%
Interest Expense	11,695	16,111	(27.4%)	13,545	(13.7%)

Net Interest Income	96,482	93,172	3.6%	92,871	3.9%
(Reversal of) Provision for Loan Losses	1,807	8,895	(79.7%)	(3,377)	(153.5%)

Net Interest Income After (Reversal of ) Provision for Loan Losses	94,675	84,277	12.3%	96,248	(1.6%)
Service Charges	7,106	6,625	7.3%	6,797	4.5%
ATM / Debit Card Fee Income	2,357	2,166	8.8%	2,183	8.0%
BOLI Proceeds and Cash Surrender Value Income	901	905	(0.4%)	939	(4.1%)
Mortgage Income	17,708	18,185	(2.6%)	18,931	(6.5%)
Gain (Loss) on Sale of Investments, Net	(57)	901	(106.4%)	2,359	(102.4%)
Title Revenue	5,696	5,339	6.7%	5,021	13.4%
Broker Commissions	3,863	3,102	24.5%	3,534	9.3%
Other Noninterest Income	4,915	4,471	10.0%	4,727	4.0%

Total Noninterest Income	42,489	41,694	1.9%	44,491	(4.5%)
Salaries and Employee Benefits	63,815	58,121	9.8%	62,529	2.1%
Occupancy and Equipment	14,283	12,908	10.7%	15,195	(6.0%)
Amortization of Acquisition Intangibles	1,181	1,289	(8.3%)	1,183	(0.2%)
Other Noninterest Expense	38,082	36,704	3.8%	65,991	(42.3%)

Total Noninterest Expense	117,361	109,022	7.6%	144,898	(19.0%)
Income (Loss) Before Income Taxes	19,803	16,949	16.8%	(4,159)	(576.2%)
Income Taxes	4,213	4,389	(4.0%)	(4,876)	(186.4%)

Net Income	$15,590	$12,560	24.1%	$717	2073.1%

Preferred Stock Dividends	—	—	—	—	—

Earnings Available to Common Shareholders—Basic	15,590	12,560	24.1%	717	2073.8%

Earnings Allocated to Unvested Restricted Stock	(293)	(240)	21.9%	(20)	1378.8%

Earnings Available to Common Shareholders—Diluted	15,297	12,320	24.2%	697	2093.5%

Earnings Per Share, Diluted	$0.53	$0.43	23.7%	$0.02	2086.9%

Impact of Non-Operating Expenses and New Accounting Standard (Non-GAAP)	$0.27	$0.11	147.9%	$0.84	(67.8%)

Earnings Per Share, Diluted, Excluding Non-operating Expenses (Non-GAAP)	$0.80	$0.54	48.4%	$0.86	(7.1%)

NUMBER OF SHARES OUTSTANDING
Basic Shares—All Classes (Average)	29,610,315	29,463,811	0.5%	29,502,711	0.4%
Diluted Shares—Common Shareholders (Average)	29,066,906	28,950,806	0.4%	28,979,168	0.3%
Book Value Shares (Period End) (1)	29,710,058	29,497,008	0.7%	29,691,781	0.1%

	2013		2012
INCOME STATEMENT	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Interest Income	$108,177	$106,416	$114,779	$111,951	$109,283
Interest Expense	11,695	13,545	14,789	15,225	16,111

Net Interest Income	96,482	92,871	99,990	96,726	93,172
(Reversal of) Provision for Credit Losses	1,807	(3,377)	4,866	4,053	8,895

Net Interest Income After (Reversal of) Provision for Loan Losses	94,675	96,248	95,124	92,673	84,277
Total Noninterest Income	42,489	44,491	50,354	46,553	41,694
Total Noninterest Expense	117,361	144,898	113,441	109,848	109,022

Income (Loss) Before Income Taxes	19,803	(4,159)	32,037	29,378	16,949
Income Taxes	4,213	(4,876)	8,829	8,144	4,389

Net Income	$15,590	$717	$23,208	$21,234	$12,560

Preferred Stock Dividends	—	—	—	—	—

Earnings Available to Common Shareholders—Basic	15,590	717	23,208	21,234	12,560

Earnings Allocated to Unvested Restricted Stock	(293)	(20)	(428)	(406)	(240)

Earnings Available to Common Shareholders—Diluted	$15,297	$697	$22,780	$20,828	$12,320

Earnings Per Share, Basic	$0.53	$0.02	$0.79	$0.73	$0.43

Earnings Per Share, Diluted	$0.53	$0.02	$0.79	$0.73	$0.43

Book Value Per Common Share	$50.65	$51.33	$51.88	$51.44	$50.68
Tangible Book Value Per Common Share	$36.30	$36.93	$37.34	$37.07	$37.28
Return on Average Assets	0.49%	0.02%	0.73%	0.69%	0.43%
Return on Average Common Equity	4.09%	0.19%	6.02%	5.56%	3.36%
Return on Average Tangible Common Equity	5.96%	0.55%	8.62%	7.91%	4.86%

(1)	Shares used for book value purposes exclude shares held in treasury at the end of the period.

Table 4—IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands except per share data)

	For The Six Months Ended
	June 30,
INCOME STATEMENT	2013	2012	% Change
Interest Income	$214,593	$218,470	(1.8%)
Interest Expense	25,239	33,436	(24.5%)

Net Interest Income	189,354	185,034	2.3%
(Reversal of) Provision for Loan Losses	(1,569)	11,752	(113.4%)

Net Interest Income After Provision for Loan Losses	190,923	173,282	10.2%
Service Charges	13,903	12,606	10.3%
ATM / Debit Card Fee Income	4,541	4,189	8.4%
BOLI Proceeds and Cash Surrender Value Income	1,840	1,855	(0.8%)
Mortgage Income	36,639	31,903	14.8%
Gain on Sale of Investments, net	2,302	3,737	(38.4%)
Title Revenue	10,717	9,872	8.6%
Broker Commissions	7,397	6,162	20.0%
Other Noninterest Income	9,641	8,766	10.0%

Total Noninterest Income	86,980	79,090	10.0%
Salaries and Employee Benefits	126,344	112,940	11.9%
Occupancy and Equipment	29,478	25,627	15.0%
Amortization of Acquisition Intangibles	2,364	2,579	(8.3%)
Other Noninterest Expense	104,073	67,750	53.6%

Total Noninterest Expense	262,259	208,896	25.5%
Income Before Income Taxes	15,644	43,477	(64.0%)
Income Taxes	(663)	11,523	(105.8%)

Net Income	$16,307	$31,953	(49.0%)

Preferred Stock Dividends	—	—	—

Earnings Available to Common Shareholders—Basic	16,307	31,953	(49.0%)

Earnings Allocated to Unvested Restricted Stock	(313)	(607)	(48.5%)

Earnings Available to Common Shareholders—Diluted	15,994	31,346	(49.0%)

Earnings Per Share, diluted	$0.55	$1.08	(49.1%)

Table 5—IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands)

	June 30,			March 31,
LOANS	2013	2012	% Change	2013	% Change
Residential Mortgage Loans:	518,496	418,789	23.8%	478,617	8.3%
Commercial Loans:
Real Estate	3,744,238	3,313,863	13.0%	3,587,692	4.4%
Business	2,687,920	2,306,160	16.6%	2,621,644	2.5%

Total Commercial Loans	6,432,158	5,620,023	14.5%	6,209,336	3.6%
Consumer Loans:
Indirect Automobile	351,631	309,855	13.5%	342,117	2.8%
Home Equity	1,278,823	1,159,899	10.3%	1,261,171	1.4%
Automobile	76,427	49,411	54.7%	66,240	15.4%
Credit Card Loans	53,026	46,519	14.0%	51,642	2.7%
Other	192,476	132,016	45.8%	185,852	3.6%

Total Consumer Loans	1,952,383	1,697,700	15.0%	1,907,022	2.4%

Total Loans	8,903,037	7,736,512	15.1%	8,594,975	3.6%

Allowance for Loan Losses	(162,903)	(187,285)		(189,725)

Loans, Net	$8,740,134	$7,549,227		$8,405,250

Reserve for Unfunded Commitments (1)	(10,342)	—	100.0%	—	100.0%
Allowance for Credit Losses	(173,246)	(187,285)	(7.5%)	(189,725)	(8.7%)

	June 30,			March 31,
ASSET QUALITY DATA (2)	2013	2012	% Change	2013	% Change
Nonaccrual Loans	$409,775	$625,938	(34.5%)	$463,075	(11.5%)
Foreclosed Assets	1,647	455	262.2%	1,375	19.8%
Other Real Estate Owned	127,960	129,463	(1.2%)	130,461	(1.9%)
Accruing Loans More Than 90 Days Past Due	4,126	8,270	(50.1%)	5,697	(27.6%)

Total Nonperforming Assets	$543,508	$764,126	(28.9%)	$600,608	(9.5%)

Loans 30-89 Days Past Due	$35,204	$46,391	(24.1%)	$33,227	5.9%
Nonperforming Assets to Total Assets	4.24%	6.30%	(32.8%)	4.63%	(8.5%)
Nonperforming Assets to Total Loans and OREO	6.02%	9.71%	(38.1%)	6.87%	(12.4%)
Allowance for Loan Losses to Nonperforming Loans (3)	39.4%	29.5%	33.3%	40.6%	(2.9%)
Allowance for Loan Losses to Nonperforming Assets	30.0%	24.5%	22.3%	31.6%	(5.3%)
Allowance for Loan Losses to Total Loans	1.83%	2.42%	(24.4%)	2.21%	(17.1%)
Allowance for Credit Losses to Nonperforming Loans (1) (3)	41.9%	29.5%	41.7%	40.6%	3.2%
Allowance for Credit Losses to Nonperforming Assets (1)	31.9%	24.5%	30.1%	31.6%	0.9%
Allowance for Credit Losses to Total Loans (1)	1.95%	2.42%	(19.6%)	2.21%	(11.8%)
Year to Date Charge-offs	$4,375	$4,627	(5.5%)	$2,103	N/M
Year to Date Recoveries	(2,029)	(1,815)	11.7%	(893)	N/M

Year to Date Net Charge-offs (Recoveries)	$2,346	$2,812	(16.6%)	$1,210	N/M

Quarter to Date Net Charge-offs (Recoveries)	$1,136	$1,118	1.7%	$1,210	(6.1%)

Quarter to Date Net Charge-offs to Average Loans (Annualized)	0.05%	0.06%	(12.0%)	0.06%	(9.3%)

(1)

During the second quarter of 2013, the Company segregated its allowance for credit losses into an allowance for loan losses and a reserve for unfunded commitments, which is included in other liabilities on its balance sheet.

(2)	For purposes of this table, nonperforming assets include all loans meeting nonperforming asset criteria, including assets acquired in FDIC-assisted transactions.
(3)	Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.
N/M	- Comparison of the information presented is not meaningful given the periods presented.

Table 6—IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands)

	June 30,			March 31,
LOANS (Ex-Covered Assets and Acquired Impaired Loans) (1)	2013	2012	% Change	2013	% Change
Residential Mortgage Loans:	350,458	235,221	49.0%	300,555	16.6%
Commercial Loans:
Real Estate	3,184,515	2,626,391	21.3%	2,970,535	7.2%
Business	2,615,495	2,179,919	20.0%	2,531,272	3.3%

Total Commercial Loans	5,800,010	4,806,310	20.7%	5,501,807	5.4%
Consumer Loans:
Indirect Automobile	351,586	309,757	13.5%	342,067	2.8%
Home Equity	1,118,594	937,299	19.3%	1,088,685	2.7%
Automobile	76,269	49,402	54.4%	66,237	15.1%
Credit Card Loans	52,243	45,693	14.3%	50,823	2.8%
Other	188,960	123,034	53.6%	182,600	3.5%

Total Consumer Loans	1,787,652	1,465,185	22.0%	1,730,412	3.3%

Total Loans	7,938,120	6,506,716	22.0%	7,532,774	5.4%

Allowance for Loan Losses	(66,481)	(79,999)		(74,217)

Loans, Net	$7,871,639	$6,426,717		$7,458,557

Reserve for Unfunded Commitments (2)	(10,342)	—	100.0%	—	100.0%
Allowance for Credit Losses	(76,823)	(79,999)	(4.0%)	(74,217)	3.5%

ASSET QUALITY DATA (Ex-Covered Assets and Acquired Impaired Loans) (1)	June 30,			March 31,
	2013	2012	% Change	2013	% Change
Nonaccrual Loans	$71,556	$66,545	7.5%	$66,659	7.3%
Foreclosed Assets	32	—	100.0%	48	(32.5%)
Other Real Estate Owned	25,861	18,681	38.4%	26,467	(2.3%)
Accruing Loans More Than 90 Days Past Due	2,118	1,275	66.2%	2,827	(25.1%)

Total Nonperforming Assets	$99,567	$86,501	15.1%	$96,001	3.7%

Loans 30-89 Days Past Due	$20,198	$16,833	20.0%	$15,912	26.9%

Troubled Debt Restructurings (3)	10,425	22,630	(53.9%)	18,508	(43.7%)
Current Troubled Debt Restructurings (4)	1,813	669	171.0%	2,124	(14.6%)

Nonperforming Assets to Total Assets	0.86%	0.84%	2.9%	0.83%	3.8%
Nonperforming Assets to Total Loans and OREO	1.25%	1.33%	(5.7%)	1.27%	(1.6%)
Allowance for Loan Losses to Nonperforming Loans (5)	90.2%	118.0%	(23.5%)	106.8%	(15.5%)
Allowance for Loan Losses to Nonperforming Assets	66.8%	92.5%	(27.8%)	77.3%	(13.6%)
Allowance for Loan Losses to Total Loans	0.84%	1.23%	(31.9%)	0.99%	(15.0%)
Allowance for Credit Losses to Nonperforming Loans (2) (5)	104.3%	118.0%	(11.6%)	106.8%	(2.4%)
Allowance for Credit Losses to Nonperforming Assets (2) (5)	77.2%	92.5%	(16.6%)	77.3%	(0.2%)
Allowance for Credit Losses to Total Loans (2) (5)	0.97%	1.23%	(21.3%)	0.99%	(1.8%)

Year to Date Charge-offs	$4,227	$4,237	(0.2%)	$2,063	N/M
Year to Date Recoveries	(2,028)	(1,796)	13.0%	(893)	N/M

Year to Date Net Charge-offs (Recoveries)	$2,199	$2,441	(9.9%)	$1,170	N/M

Quarter to Date Net Charge-offs (Recoveries)	$1,029	$1,102	(6.7%)	$1,170	(12.1%)

Quarter to Date Net Charge-offs to Average Loans (Annualized)	0.05%	0.07%	(23.1%)	0.06%	(16.4%)

(1)	For purposes of this table, nonperforming assets include all loans meeting nonperforming asset criteria, excluding assets acquired in FDIC-assisted transactions and acquired impaired loans.
(2)

During the second quarter of 2013, the Company segregated its allowance for credit losses into an allowance for loan losses and a reserve for unfunded commitments, which is included in other liabilities on its balance sheet.

(3)	Troubled debt restructurings meeting past due and nonaccruing criteria are included in loans past due and nonaccrual loans above.
(4)	Current troubled debt restructurings are defined as troubled debt restructurings not past due or on nonaccrual status for the respective periods.
(5)	Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.

N/M—Comparison of the information presented is not meaningful given the periods presented.

Table 7—Non-Covered and Net Covered Loan Portfolio Volumes And Yields ($ in Millions)

	2Q 2012		3Q 2012		4Q 2012		1Q 2013		2Q 2013
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Non Covered Loans	$6,374	4.68%	$6,863	4.55%	$7,272	4.52%	$7,504	4.44%	$7,794	4.40%
FDIC Covered Loans	$1,219	16.66%	$1,154	18.88%	$1,112	17.53%	$1,039	16.05%	$955	12.62%

Covered Loans, net of Indemnification Asset Amortization	$1,727	7.44%	$1,603	7.60%	$1,523	7.68%	$1,424	5.35%	$1,223	5.11%

Table 8—IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Taxable Equivalent Basis

(dollars in thousands)

	For The Quarter Ended
	June 30, 2013			March 31, 2013		June 30, 2012
	Interest	Average Balance	Average Yield/Rate (%)	Average Balance	Average Yield/Rate (%)	Average Balance	Average Yield/Rate (%)
ASSETS
Earning Assets:
Loans Receivable:
Mortgage Loans	7,526	$494,531	6.09%	$472,112	6.32%	$446,189	7.42%
Commercial Loans (TE) (1)	81,049	6,321,599	5.17%	6,205,785	5.80%	5,510,619	6.65%
Consumer and Other Loans	26,667	1,932,346	5.54%	1,865,641	5.91%	1,635,869	6.25%

Total Loans	115,242	8,748,476	5.30%	8,543,538	5.85%	7,592,677	6.61%
Loss Share Receivable	(18,130)	268,700	-26.69%	384,319	-28.83%	508,443	-22.16%

Total Loans and Loss Share Receivable	97,112	9,017,176	4.35%	8,927,857	4.36%	8,101,120	4.80%
Mortgage Loans Held for Sale	1,351	170,620	3.17%	178,387	2.97%	135,273	3.64%
Investment Securities (TE) (1)(2)	8,978	2,059,502	1.92%	2,042,275	1.92%	1,992,933	2.40%
Other Earning Assets	736	338,668	0.87%	678,917	0.52%	348,267	0.84%

Total Earning Assets	108,177	11,585,966	3.80%	11,827,436	3.70%	10,577,593	4.20%
Allowance for Loan Losses		(183,783)		(245,384)		(173,023)
Nonearning Assets		1,479,368		1,492,956		1,412,531

Total Assets		$12,881,551		$13,075,008		$11,817,101

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities
Deposits:
NOW Accounts	1,983	$2,488,721	0.32%	$2,464,922	0.32%	$1,985,248	0.38%
Savings and Money Market Accounts	2,705	4,113,671	0.26%	4,170,123	0.35%	3,524,641	0.48%
Certificates of Deposit	4,372	2,025,823	0.87%	2,130,948	0.89%	2,313,176	1.14%

Total Interest-bearing Deposits	9,060	8,628,215	0.42%	8,765,993	0.47%	7,823,065	0.65%
Short-term Borrowings	121	294,789	0.16%	292,948	0.19%	273,258	0.24%
Long-term Debt	2,514	293,746	3.39%	411,933	3.16%	425,313	3.07%

Total Interest-bearing Liabilities	11,695	9,216,750	0.51%	9,470,874	0.58%	8,521,636	0.76%
Noninterest-bearing Demand Deposits		2,010,263		1,937,890		1,640,327
Noninterest-bearing Liabilities		125,932		135,176		151,036

Total Liabilities		11,352,945		11,543,940		10,312,999
Shareholders’ Equity		1,528,606		1,531,068		1,504,102

Total Liabilities and Shareholders’ Equity		$12,881,551		$13,075,008		$11,817,101

Net Interest Spread		$96,482	3.29%	$92,871	3.12%	$93,172	3.45%
Tax-equivalent Benefit		2,396	0.08%	2,464	0.08%	2,421	0.09%
Net Interest Income (TE) / Net Interest Margin (TE) (1)		$98,878	3.39%	$95,335	3.23%	$95,593	3.59%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Balances exclude unrealized gain or loss on securities available for sale and impact of trade date accounting.

Table 9—IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Taxable Equivalent Basis

(dollars in thousands)

	For The Six Months Ended
	June 30, 2013			June 30, 2012
	Interest	Average Balance	Average Yield/Rate (%)	Interest	Average Balance	Average Yield/Rate (%)
ASSETS
Earning Assets:
Loans Receivable:
Mortgage Loans	14,984	$483,383	6.20%	16,737	$458,309	7.31%
Commercial Loans (TE) (1)	169,485	6,264,012	5.48%	182,281	5,436,569	6.73%
Consumer and Other Loans	53,839	1,899,178	5.72%	49,791	1,592,055	6.29%

Total Loans	238,308	8,646,573	5.57%	248,809	7,486,933	6.67%
Loss Share Receivable	(45,831)	326,190	-27.95%	(56,411)	541,110	-20.62%

Total Loans and Loss Share Receivable	192,477	8,972,763	4.35%	192,398	8,028,043	4.84%
Mortgage Loans Held for Sale	2,676	174,482	3.07%	2,281	126,230	3.61%
Investment Securities (TE) (1)(2)	17,838	2,050,935	1.92%	22,391	1,990,068	2.45%
Other Earning Assets	1,602	507,853	0.64%	1,400	366,562	0.77%

Total Earning Assets	214,593	11,706,033	3.75%	218,470	10,510,903	4.23%
Allowance for Loan Losses		(214,414)			(179,487)
Nonearning Assets		1,486,126			1,421,175

Total Assets		$12,977,745			$11,752,591

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities
Deposits:
NOW Accounts	3,927	$2,476,888	0.32%	3,799	$1,954,809	0.39%
Savings and Money Market Accounts	6,261	4,141,741	0.30%	8,585	3,502,857	0.49%
Certificates of Deposit	9,026	2,078,095	0.88%	14,225	2,379,092	1.20%

Total Interest-bearing Deposits	19,214	8,696,724	0.45%	26,609	7,836,758	0.68%
Short-term Borrowings	262	293,874	0.18%	309	248,662	0.25%
Long-term Debt	5,763	352,513	3.25%	6,518	430,822	2.99%

Total Interest-bearing Liabilities	25,239	9,343,111	0.54%	33,436	8,516,242	0.79%
Noninterest-bearing Demand Deposits		1,974,276			1,585,416
Noninterest-bearing Liabilities		130,528			150,491

Total Liabilities		11,447,915			10,252,149
Shareholders’ Equity		1,529,830			1,500,442

Total Liabilities and Shareholders’ Equity		$12,977,745			$11,752,591

Net Interest Spread		$189,354	3.20%		$185,034	3.44%
Tax-equivalent Benefit		4,860	0.08%		4,793	0.09%
Net Interest Income (TE) / Net Interest Margin (TE) (1)		$194,214	3.31%		$189,827	3.59%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Balances exclude unrealized gain or loss on securities available for sale and impact of trade date accounting.

Table 10 - IBERIABANK CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

	For The Quarter Ended
	June 30, 2013	March 31, 2013	June 30, 2012
Net Interest Income (GAAP)	$96,482	$92,871	$93,172
Effect of Tax Benefit on Interest Income	2,396	2,464	2,421

Net Interest Income (TE) (Non-GAAP) (1)	98,878	95,335	95,593

Noninterest Income (GAAP)	42,489	44,491	41,694
Effect of Tax Benefit on Noninterest Income	485	506	487

Noninterest Income (TE) (Non-GAAP) (1)	42,974	44,997	42,181

Taxable Equivalent Revenues (Non-GAAP) (1)	141,852	140,332	137,774

Securities Losses (Gains)	57	(2,359)	(901)
Impact of New Accounting Standard	4,967	5,453	—
Other noninterest income	—	—	—

Taxable Equivalent Operating Revenues (Non-GAAP) (1)	$146,876	$143,426	$136,873

Total Noninterest Expense (GAAP)	$117,361	$144,898	$109,022
Less Intangible Amortization Expense	(1,181)	(1,183)	(1,289)

Tangible Noninterest Expense (Non-GAAP) (2)	116,180	143,715	107,733

Merger-related expenses	—	157	456
Severance expenses	1,670	97	1,053
Occupancy expenses and branch closure expenses	4,925	375	2,743
Impairment of indemnification asset	—	31,813	—
Debt prepayment	—	2,307	—
Termination of debit card rewards program	450	—	—
Professional expenses and litigation settlements	150	—	1,661

Tangible Operating Noninterest Expense (Non-GAAP) (2)	$108,985	$108,966	$101,820

Return on Average Common Equity (GAAP)	4.09%	0.19%	3.36%
Effect of Intangibles (2)	1.87%	0.36%	1.50%
Effect of Non Operating Revenues and Expenses	2.88%	9.04%	1.19%

Operating Return on Average Tangible Common Equity (Non-GAAP) (2)	8.85%	9.59%	6.05%

Efficiency Ratio (GAAP)	84.5%	105.5%	80.8%
Effect of Tax Benefit Related to Tax Exempt Income	(1.8%)	(2.2%)	(1.7%)

Efficiency Ratio (TE) (Non-GAAP) (1)	82.7%	103.3%	79.1%
Effect of Amortization of Intangibles	(0.8%)	(0.8%)	(0.9%)
Effect of Non-Operating Items and New Accounting Standard	(7.7%)	(26.5%)	(3.8%)

Tangible Operating Efficiency Ratio (TE)(Non-GAAP) (1) (2)	74.2%	76.0%	74.4%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Table 11—IBERIABANK CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (1)

(dollars in thousands)

	For The Quarter Ended
	June 30, 2013			March 31, 2013			June 30, 2012
	Dollar Amount			Dollar Amount			Dollar Amount
	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share
Net Income (Loss) (GAAP)	$19,803	$15,590	$0.53	$(4,159)	$717	$0.02	$16,949	$12,560	$0.43
Noninterest income adjustments
Loss (Gain) on sale of investments	57	37	0.00	(2,359)	(1,533)	(0.05)	(901)	(586)	(0.02)
Other noninterest income	—	—	—	—	—	—	—	—	—
Noninterest expense adjustments
Merger-related expenses	—	—	—	157	102	0.00	456	296	0.01
Severance expenses	1,670	1,086	0.04	97	63	0.00	1,053	685	0.02
Impairment of indemnification asset	—	—	—	31,813	20,678	0.70	—	—	—
Debt prepayment	—	—	—	2,307	1,500	0.05	—	—	—
Occupancy expenses and branch closure expenses	4,925	3,201	0.11	375	244	0.01	2,743	1,783	0.06
Termination of debit card rewards program	450	293	0.01	—	—	—	—	—	—
Professional expenses and litigation settlements	150	97	0.00	—	—	—	1,661	1,080	0.04

Operating earnings (Non-GAAP) (3)	27,055	20,304	0.69	28,231	21,771	0.74	21,961	15,818	0.54
Covered and acquired impaired (reversal of) provision for loan losses	(1,537)	(999)	(0.03)	565	367	0.01	4,624	3,006	0.10
Other (reversal of) provision for loan losses	3,344	2,174	0.07	(3,941)	(2,562)	(0.09)	4,271	2,776	0.09

Pre-provision operating earnings (Non-GAAP) (3)	$28,862	$21,479	$0.73	$24,855	$19,576	$0.66	$30,856	$21,600	$0.73

Net Income (Loss) (GAAP)	$19,803	$15,590	$0.53	$(4,159)	$717	$0.02	$16,949	$12,560	$0.43
Impact of adoption of new accounting standard (4)	4,967	3,228	0.11	5,453	3,544	0.12	—	—	—

Earnings less impact of new accounting standard (Non-GAAP)	$24,770	$18,818	$0.64	$1,294	$4,262	$0.14	$16,949	$12,560	$0.43

Operating earnings including the impact of the adoption of new accounting standard (Non-GAAP)	$27,055	$20,304	$0.69	$28,231	$21,771	$0.74	$21,961	$15,818	$0.54
Impact of adoption of new accounting standard (4)	4,967	3,228	0.11	5,453	3,544	0.12	—	—	—

Operating earnings less impact of new accounting standard (Non-GAAP)	$32,022	$23,532	$0.80	$33,684	$25,315	$0.86	$21,961	$15,818	$0.54

(1)	Per share amounts may not appear to foot due to rounding
(2)	After-tax amounts estimated based on a 35% marginal tax rate
(3)	Includes the impact of the adoption of ASU 2012-06 in the three-month periods ending June 30, 2013 and March 31, 2013
(4)	Adjustments represent additonal amortization on the Company’s loss share receivable due to the adoption of ASU 2012-06 for the three month-periods ending June 30, 2013 and March 31, 2013. The amounts included above represents the incremental amortization as calculated using the yield on the covered portfolio for the three month period ending December 31, 2012. The Company expects the additional amortization (calculated on the same basis as the amount above) over the next four quarters to be as follows:

Quarter Ended	Pre-tax Amount	After-tax Amount (2)	Per Share (5)
9/30/2013	$5,085	$3,305	$0.11
12/31/2013	4,017	2,611	0.09
3/31/2014	3,315	2,155	0.07
6/30/2014	2,541	1,652	0.06

(5)	Per share amounts have been calculated using a sharecount that is consistent with the fully diluted sharecount for the quarter ended June 30, 2013